Exhibit 99.2

FOR IMMEDIATE RELEASE

Shares Return To Treasury

Las Vegas, Nevada, February 2, 2005 - Aberdene Mines Limited (OTCBB: ABRM) (the "Company") reports that Brent Jardine, President has returned 20,000,000 shares of Reg 144 stock to treasury. As a result, the Company has reduced the total number of shares outstanding to 53,034,814.

Brent Jardine, President states, "As a result of the successful exploration program on New York Canyon and the Company's desire to advance the project, I felt it was both prudent and beneficial to the shareholders of Aberdene Mines to reduce the number shares issued and outstanding and allow the market to better reflect the value of our New York Canyon project."

On behalf of the Board of Directors,

ABERDENE MINES LTD.

Brent Jardine, President

For more information contact:	Head Office Contact:
Investor Relations	101 Convention Centre Drive - Suite 700
Kirin Capital Corp.	Las Vegas, Nevada 89109
1-866-843-8911	T: (702) 939-5389
info@kirincapital.com	F: (702 221-0904

Disclaimer: This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to further develop mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements.